UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Grayscale CoinDesk Crypto 5 ETF

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-42855	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

Grayscale Digital Large Cap Fund LLC

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale CoinDesk Crypto 5 ETF Shares	GDLC	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus dated September 18, 2025 (File No. 333-286293), filed on September 19, 2025 with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Prospectus”).

Item 1.01 Entry into A Material Definitive Agreement.

Authorized Participant Agreements

Grayscale Investments Sponsors, LLC, as manager (the “Manager”) on behalf of the Grayscale CoinDesk Crypto 5 ETF (the “Fund”), and The Bank of New York Mellon, the transfer agent (the “Transfer Agent”) of the Fund, entered into Participant Agreements with Jane Street Capital, LLC, Macquarie Capital (USA) Inc., and Virtu Americas LLC, pursuant to which such entities have agreed to act as Authorized Participants, in each case effective as of September 18, 2025. Each Participant Agreement is substantially in the form filed herewith as Exhibit 10.1.

The Fund issues equal, fractional, undivided interests in, the profits, losses, distributions, capital and assets of and ownership of the Fund (“Shares”) to, and redeems Shares from, Authorized Participants on an ongoing basis, but only in one or more Baskets (with a “Basket” being a block of 10,000 Shares). The Participant Agreements set forth the procedures for the creation and redemption of Baskets by the Authorized Participants. Although the Fund creates Baskets only upon the receipt of Fund Components plus cash representing the Cash portion, if any, and redeems Baskets only by distributing or otherwise disposing of Fund Components plus cash representing the Cash Portion, if any, at this time an Authorized Participant can only submit “Cash Orders,” pursuant to which the Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC (in such capacity, the “Liquidity Engager”), which will engage one or more eligible companies (each, a “Liquidity Provider”) that is not an agent of, or otherwise acting on behalf of, any Authorized Participant to obtain or receive digital assets in connection with such orders. The Manager may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. The redemption of Shares pursuant to Cash Orders will only take place if approved by the Manager in writing, in its sole discretion and on a case-by-case basis.

The Fund is currently able to accept Cash Orders. However, and in common with other spot digital asset exchange-traded products, the Fund is not at this time able to create and redeem shares via in-kind transactions with Authorized Participants, and there has yet to be definitive regulatory guidance on whether and how registered broker-dealers can hold and deal in Digital Assets in compliance with the federal securities laws. If NYSE Arca, Inc. (“NYSE Arca”) were to seek and obtain necessary regulatory approval from the Securities and Exchange Commission (the “SEC”) to amend its listing rules to allow “In-Kind Orders” (the “In-Kind Regulatory Approval”), in the future the Fund may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would deposit digital assets directly with the Fund or receive digital assets directly from the Fund. However, because In-Kind Regulatory Approval has not been obtained, at this time Baskets will not be created or redeemed through In-Kind Orders and will only be created or redeemed through Cash Orders. There can be no assurance as to when such regulatory clarity will emerge, or when NYSE Arca will seek or obtain such regulatory approval, if at all. See “Risk Factors—Risk Factors Related to the Fund and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Fund” in Exhibit 99.1 hereto, which is incorporated by reference herein, for more information.

The foregoing description is a summary and is qualified in its entirety by the form of Participant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Manager may engage additional Authorized Participants in the future.

Updates to the description of creations and redemptions of the Fund’s shares:

The Fund intends to create and redeem Shares in accordance with the procedures for creation and redemption of Shares set forth in the LLC Agreement, in a manner described in “Description of Creation and Redemption of Shares” set forth in Exhibit 99.2 hereto, which is incorporated by reference herein and supersedes the section set forth in “Part I—Item 1. Business—Description of Creation of Shares” in the Fund’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (“Annual Report”).

Third Amended and Restated Limited Liability Company Agreement

On September 18, 2025, the Manager entered into the Third Amended and Restated Limited Liability Company Agreement (the “Third A&R LLC Agreement”). The operative provisions of the Third A&R LLC Agreement are described in the Fund’s Prospectus.

The foregoing description of the Third A&R LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third A&R LLC Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Transfer Agency and Service Agreement

On September 18, 2025, the Manager and The Bank of New York Mellon, a New York corporation authorized to conduct banking business (“BNY Mellon”), entered into a Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”) engaging BNY Mellon to serve as the transfer agent for the Fund (the “Transfer Agent”), effective as of the Uplisting Date. Under the Transfer Agency and Service Agreement, the Transfer Agent will provide the following services to the Fund and the Manager: (1) facilitate the issuance and redemption of shares of the Fund; (2) respond to correspondence by Fund shareholders and others relating to its duties; (3) maintain shareholder accounts; and (4) make periodic reports to the Fund.

The Fund will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability, in connection with the Transfer Agency and Service Agreement, or as a result of acting upon any instructions reasonably believed by the Transfer Agent to have been duly authorized by the Fund or upon reasonable reliance of information or records given or made by the Fund; except for any losses caused by the Transfer Agent’s fraud, negligence, or willful misconduct or that of its employees, agents or attorneys-in-fact.

Fees paid to the Transfer Agent are a Manager-paid Expense (as defined in the Fund’s Annual Report).

The foregoing description is a summary, does not purport to be a complete description of the Transfer Agency and Service Agreement, and is qualified in its entirety by reference to the Transfer Agency and Service Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Authorized Participant Agreement

In connection with the entry into the Participant Agreements referred to in Item 1.01 hereto, as of September 18, 2025, the Manager amended, restated and modified in its entirety the Participant Agreement, dated as of October 3, 2022, between the Manager and Grayscale Securities, LLC, an affiliate and related party of the Fund, to remove the Fund as an entity covered by the Agreement.

Distribution and Marketing Agreement

Also as of September 18, 2025, the Manager amended, restated and modified in its entirety the Distribution and Marketing Agreement, dated as of October 3, 2022, among the Manager, the Fund and Grayscale Securities, LLC, an affiliate and related party of the Fund, to remove the Fund as an entity covered by the Agreement. In its capacity as distributor and marketer, Grayscale Securities assisted the Manager in developing an ongoing marketing plan for the Fund, preparing marketing materials regarding the Shares, including the content on the Fund’s website, and executing the marketing plan for the Fund.

Transfer Agency and Service Agreement

In connection with the entry into the Transfer Agency and Service Agreement with BNY Mellon and the Co-Transfer Agency Agreement with Continental Stock Transfer & Trust Company (“Continental”), dated as of September 19, 2025, the Manager and Continental agreed to terminate, as of the Uplisting Date, the transfer agency and services agreement, dated March 3, 2018, among the Manager, the Fund and Continental, pursuant to which Continental served as transfer agent for the Fund. As a result, effective as of the Uplisting Date, Continental will no longer act as the transfer agent for the Fund but will continue to serve as the Co-Transfer Agent.

Item 8.01 Other Events.

Listing on NYSE Arca

Shares of the Fund began trading on NYSE Arca on September 19, 2025 (the “Uplisting Date”), under the ticker symbol “GDLC.”

Commencement of Redemption Program

On September 18, 2025, the Manager approved the commencement of a redemption program. The redemption procedures through which the Fund will redeem shares in exchange for distributions of Fund Components are set forth in Item 1.01 hereto.

Updates to the description of the Fund’s Shares:

Creation and Redemption of Shares

The Fund creates and redeems Shares at such times and for such periods as determined by the Manager, but only in one or more whole Baskets. A Basket equals 10,000 Shares. The creation of a Basket requires the delivery to the Fund of the amount of Fund Components plus cash representing the Cash Portion, if any, represented by one Share immediately prior to such creation multiplied by 10,000. The redemption of a Basket requires distribution by the Fund of the amount of Fund Components plus cash representing the

Cash Portion, if any, represented by one Share immediately prior to such redemption multiplied by 10,000. The Fund may from time to time halt creations and redemptions for a variety of reasons, including in connection with forks, airdrops and other similar occurrences.

The Manager does not expect price differentials for Fund Components across Digital Asset Trading Platforms or the closure of any single Digital Asset Trading Platform to adversely impact the ability of Authorized Participants to implement arbitrage mechanisms, as Fund Components could be sourced through multiple Digital Asset Trading Platforms. The Manager acknowledges, however, that arbitrage mechanisms could be adversely impacted if trading of Fund Components was delayed or otherwise halted across multiple Digital Asset Trading Platforms, whether due to forces outside the Fund’s control or otherwise.

Updates to the Fund’s disclosure relating to Forked Assets:

On July 29, 2019, the Manager delivered to the Custodian a notice (the “Pre-Creation Abandonment Notice”) stating that the Fund is abandoning irrevocably for no direct or indirect consideration, effective immediately prior to each time at which the Fund creates Shares (any such time, a “Creation Time”), all Forked Assets to which it would otherwise be entitled as of such time. The Prime Broker Agreement provides that the Fund also will abandon irrevocably for no direct or indirect consideration, effective immediately prior to each Creation Time and each time at which the Fund redeems Shares (any such time, a “Redemption Time”), all Forked Assets to which it would otherwise be entitled as of such time (such provision, as amended or supplemented from time to time, the “Pre-Redemption Abandonment Notice” and, together with the Pre-Creation Abandonment Notice, the “Pre-Creation/Redemption Abandonment Notices”). An abandonment made pursuant to a Pre-Creation/Redemption Abandonment Notice is referred to herein as a “Pre-Creation/Redemption Abandonment.” Pursuant to the Pre-Creation/Redemption Abandonment Notices, a Pre-Creation/Redemption Abandonment would not apply to any Forked Assets if (i) the Fund has taken, or is taking at such time, an “Affirmative Action” to acquire or abandon such Forked Assets at any time prior to the relevant Creation Time or Redemption Time or (ii) such Forked Assets has been subject to a previous Pre-Creation/Redemption Abandonment. An Affirmative Action refers to a written notification from the Manager to the Prime Broker, the Custodian or Coinbase Credit of the Fund’s intention (i) to acquire and/or retain any Forked Assets or (ii) to abandon, with effect prior to the relevant Creation Time or Redemption Time, any Forked Assets.

As a result of the Pre-Creation/Redemption Abandonment Notices, since July 29, 2019, the Fund has irrevocably abandoned, prior to the Creation Time of any Shares (and, since the Fund announced the commencement of its redemption program on September 18, 2025, prior to the Redemption Time of any Shares), any Forked Assets that it may have any right to receive at such time. The Fund has no right to receive any Forked Assets abandoned pursuant to either the Pre-Creation/Redemption Abandonment Notices or Affirmative Actions. Furthermore, the Prime Broker, the Custodian and Coinbase Credit have no authority, pursuant to the Prime Broker Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Forked Assets on behalf of the Fund or to transfer any such abandoned Forked Assets to the Fund if the Fund terminates its custodial arrangement with the Prime Broker, the Custodian and Coinbase Credit. In addition, the Manager has committed to cause the Fund not to take any Affirmative Action to acquire any Forked Assets, thereby irrevocably abandoning any Forked Assets to which the Fund may become entitled in the future.

Because the Manager has now committed to causing the Fund to irrevocably abandon all Forked Assets to which the Fund otherwise would become entitled in the future, and causing the Fund not to take any Affirmative Actions, the Fund will not receive any direct or indirect consideration for the Forked Assets and thus the value of the Shares will not reflect the value of the Forked Assets. Although the methodology the Manager uses for the valuation of digital assets and calculation of the Fund’s NAV includes the aggregate U.S. dollar value of any Forked Assets then held by the Fund, Forked Assets will not impact the calculation because they will have been irrevocably abandoned. In addition, in the event the Manager seeks to change the Fund’s policy with respect to Forked Assets, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Fund to distribute the Forked Assets in-kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Manager would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all. See “Risk Factors—Risks Related to the Fund and the Shares—Shareholders will not receive the benefits of any forks or airdrops” in Exhibit 99.1 hereto, which is incorporated by reference herein, for more information.

The Manager has controls in place to monitor for material hard forks or airdrops. The Manager will notify investors of any material change to its policy with respect to Forked Assets by filing a current report on Form 8-K.

For purposes of the foregoing:

•
“Creation Time”—With respect to the creation of any Shares by the Fund, the time at which the Fund creates such Shares.
•
“Pre-Creation/Redemption Abandonment”—The abandonment by the Fund, irrevocably for no direct or indirect consideration, all Forked Assets to which the Fund would otherwise be entitled, effective immediately prior to a Creation Time or a Redemption Time (as the case may be) for the Fund.
•
“Pre-Creation/Redemption Abandonment Notices”—Together, the Pre-Creation Abandonment Notice and the Pre-Redemption Abandonment Notice.

•
“Redemption Time”—With respect to the redemption of any Shares by the Fund, the time at which the Fund redeems such Shares.

Updates to the Fund’s disclosure relating to U.S. federal income tax consequences:

The discussion of U.S. federal income tax consequences that may arise from the ownership and disposition of Shares by U.S. Holders included in “Material U.S. Federal Income Tax Consequences to U.S. Holders”, as set forth in Exhibit 99.3 hereto, which is incorporated by reference herein, supersedes the section set forth in “Part I—Item 1. Business—Certain Cayman Islands and U.S. Federal Income Tax Considerations—Certain United States Tax Considerations” in the Fund’s Annual Report. The discussion of the material U.S. federal income tax consequences therein does not describe all of the tax consequences that may be relevant to a U.S. Holder in light of their particular circumstances. Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Updates to Glossary of Defined Terms:

Each of the following terms shall have the meaning set forth below and shall be incorporated by reference into, and supplement, the definitions in the “Glossary of Defined Terms” in, the Annual Report:

“Actual Execution Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Authorized Participant.

“Additional Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of additional cash required to be delivered by the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Additional Redemption Cash”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount of additional cash to be delivered to the Authorized Participant in the event the price realized in disposing the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Cash Account”—The segregated account maintained by the Transfer Agent in the name of the Fund for purposes of receiving cash from Authorized Participants and Liquidity Providers in connection with creations of Shares and distributing cash to Authorized Participants and Liquidity Providers in connection with redemptions of Shares.

“Cash Order”—An order for the creation or redemption of Shares pursuant to procedures facilitated by the Transfer Agent and pursuant to which a Liquidity Provider is engaged to facilitate the purchase or sale of Fund Components. A Cash Order may be executed as either a Variable Fee Cash Order or an Actual Execution Cash Order. Unless the Manager determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all creations and redemptions pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders.

“Creation Basket”—Basket of Shares issued by the Fund upon deposit of the Basket Amount required for each such Creation Basket.

“Excess Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of excess cash to be returned to the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Liquidity Engager” —Grayscale Investments Sponsors, LLC, in its capacity of engaging one or more Liquidity Providers.

“Redemption Cash Shortfall”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount by which the cash to be delivered to the Authorized Participant is reduced in the event the price realized in disposing the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Settlement Balance”—An account controlled and maintained by the Custodian to which cash and digital assets of the Fund are credited on the Fund’s behalf.

“LLC Agreement”—The Third Amended and Restated Limited Liability Company Agreement establishing and governing the operations of the Fund, as may be amended from time to time.

“Variable Fee”—An amount in cash based on the Total Basket NAV, which shall be paid by the Authorized Participant in connection with Variable Fee Cash Orders. The amount may be changed by the Manager in its sole discretion at any time.

“Variable Fee Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the applicable Liquidity Provider.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Participant Agreement (incorporated by reference to Exhibit 4.2 of Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-286293) filed with the SEC on June 26, 2025).
10.2

Third Amended and Restated Limited Liability Company Agreement (incorporated by reference to Exhibit 4.1 of Amendment No. 5 to the Registration Statement on Form S-3 (File No. 333-286293) filed with the SEC on September 18, 2025).

10.3

Transfer Agency and Service Agreement, dated September 18, 2025, between the Fund and Transfer Agent(incorporated by reference to Exhibit 99.7 of Amendment No. 5 to the Registration Statement on Form S-3 (File No. 333-286293) filed with the SEC on September 18, 2025).

99.1	Risk Factors.
99.2	Description of Creation and Redemption of Shares.
99.3	Material U.S. Federal Income Tax Consequences to U.S. Holders.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Manager of Grayscale CoinDesk Crypto 5 ETF

Date:	September 19, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a fund and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Manager of the Registrant.